AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT dated as of November 15, 2006 to the Employment Agreement dated as of November 6, 1997 by and between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and Richard E. Dauch (the “Employee”), as amended (“Employment Agreement”):

Section 3 of the Employment Agreement is hereby amended to add the following paragraph:

(x) Post Retirement Benefits. The Company shall provide the Employee and his eligible dependents with medical, dental and vision coverage upon his retirement from the Company. The terms of such coverage shall be substantially equivalent to the group medical, dental and vision plans offered to American Axle & Manufacturing, Inc. salaried retirees as of 12/31/07.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date above.

AMERICAN AXLE & MANUFACTURING
    HOLDINGS, INC

By: /s/ Richard E. Dauch                    By: /s/ Forest J. Farmer
Richard E. Dauch                      Forest J. Farmer
    Chairman of the Compensation Committee
    of the Board of Directors